                                                                     EXHIBIT 4.8

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHERWISE. THIS OPTIONAL WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                           OPTIONAL DEBENTURE WARRANT


No. ODW1


              To Purchase 5% Senior Secured Convertible Debentures
                             due October 1, 2006 of

                             CONSTELLATION 3D, INC.

         THIS CERTIFIES that, for value received, Halifax Fund, L.P. (the "Investor") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time and from time to time on or after the date hereof and on or prior to 5:00 p.m. New York City time on October 8, 2002 (the "Termination Date"), but not thereafter, to subscribe for and purchase from CONSTELLATION 3D, INC., a Delaware corporation (the "Company"), 5% Secured Convertible Debentures of the Company due five years following the date of their respective issuance in the aggregate principal amount of $5,000,000 in the form of Exhibit
                                                                        -------
         A to the Exchange Agreement (as defined below) ("Debentures") The
         -
         "Exercise Price" is $1,000 per $1,000 principal amount of Debentures. This Warrant is being issued in connection with the Exchange Agreement dated October 1, 2001 (the "Exchange Agreement") entered into by the Company and the Investor.

1.       Title of Warrant. Prior to the expiration hereof and subject to
         ----------------
         compliance with applicable law, this Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase Debentures, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2.       Authorization. The Company covenants that the Debentures, upon exercise
         -------------
         of the rights represented by this Warrant and payment of the appropriate Exercise Price as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.        Exercise of Warrant.  Exercise of the purchase rights represented by
          -------------------
          this Warrant may be made at any time or times, in whole or in part, on or before 5:00 p.m. New York City time on the Termination Date, by the surrender on any business day of this Warrant and the Notice of Exercise annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the appropriate Exercise Price; whereupon the holder of this Warrant shall be entitled to receive Debentures (in such denominations as reasonably requested by the holder) in the aggregate principal amount for which this Warrant has been exercised. Payment of the Exercise Price shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company.

          The exercise of this Warrant will be deemed to occur as of the date of the Notice of Exercise, and the Debentures shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise at any time thereafter if the Company fails to timely deliver the Debentures to the Warrant holder as provided above.

4.        Charges, Taxes and Expenses. Issuance of Debentures purchased
          ---------------------------
          hereunder shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance thereof, all of which taxes and expenses shall be paid by the Company, and Debentures shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that if a Debenture is to be
                           --------  -------
          issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by a copy of the Assignment Form attached hereto duly executed by the holder hereof.

5.        Closing of Books.  The Company will at no time close any of its books
          ----------------
          or records in any manner which interferes with the timely exercise of this Warrant.

6.        No Rights as Holder until Exercise.  Subject to Section 11 of this
          ----------------------------------
          Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be deemed the holder of Debentures or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a holder of Debentures until this Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Debentures issued in connection with such exercise shall be deemed to be issued to such holder as the record owner thereof as of the close of business on the date on which this Warrant shall have been exercised.

7.        Assignment and Transfer.  This Warrant may be assigned in whole or in
          -----------------------
          part by the surrender of this Warrant and a copy of the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that
                                                         --------  -------
          this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) in a transaction pursuant to an exemption from registration under the 1933 Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

8.        Loss, Theft, Destruction or Mutilation. Upon receipt by the Company
          --------------------------------------
          of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.        Saturdays, Sundays, Holidays.  If the last or appointed day for the
          ----------------------------
          taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10.       Effect of Certain Events.  If at any time after the date hereof there
          ------------------------
          shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (collectively, a "Sale or Merger Transaction"), the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the Exercise Price, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

11.       Adjustments.
          -----------

(a)       Merger, etc. The Company will not merge or consolidate with or into
          -----------
          any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

(b)       Reclassification, etc. If at any time after the date hereof there
          ---------------------
          shall be a reorganization or reclassification of the securities as to which purchase rights (either directly or indirectly) under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant holder shall thereafter be entitled to receive upon proper exercise of this Warrant, the amount securities or other property resulting from such reorganization or reclassification which would have been received by the Warrant holder for Debentures had this Warrant been exercised at such time.

(c)       Debentures. Notwithstanding any term of the Debentures to the
          ----------
          contrary, the "Conversion Price" of any Debenture issued upon the exercise of this Warrant and the number of shares of Common Stock for which such Debenture is exercisable, shall equal the Conversion Price and number of shares of Common Stock that would have been applicable at the time of such issuance if such Debenture had been issued on the date of this Warrant. Upon the issuance of a Debenture pursuant to an exercise of this Warrant, such Debenture shall be modified as appropriate to comply with the terms of this Section 11(c).

12.       Voluntary Adjustment by the Company.  The Company may at its option
          -----------------------------------
          at any time during the term of this Warrant, reduce but not increase the Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

13.       Notice of Adjustment. Whenever the securities or other property
          --------------------
          purchasable upon the exercise of this Warrant is adjusted, the Company shall promptly mail to the holder of this Warrant a notice setting forth a brief statement of the facts requiring such adjustment.

14.       Authorized  Shares. The Company covenants that during the period that
          ------------------
          this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of the Debenture Shares and Interest Shares issuable under the Debentures following the full exercise of the purchase rights under this Warrant and the full conversion of the Debentures received upon such exercise. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing evidence of the Company's indebtedness to execute and issue the necessary documents for the Debentures upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Debentures may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or market upon which the Common Stock may be listed.

15.       Compliance with Securities Laws.
          -------------------------------

(a) The holder hereof acknowledges that the Debentures acquired upon the exercise of this Warrant (if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. The Debentures issued to the holder upon exercise (if no exemption from registration exists) will each bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF

         COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

(b) Without limiting the Investor's right to transfer, assign or otherwise convey this Warrant or the Debentures in compliance with all applicable securities laws, the Investor, by acceptance hereof, acknowledges that this Warrant and any Debentures to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of such securities under circumstances that will result in a violation of applicable federal or state securities laws.

(c) Neither this Warrant nor the Debentures issued upon exercise hereof may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the 1933 Act, unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act.

(d) The Investor recognizes that investing in this Warrant and the Debentures involves a high degree of risk, and the Investor is in a financial position to hold these securities indefinitely and is able to bear the economic risk and withstand a complete loss of its investment therein. The Investor is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company and is an "accredited investor" as defined by Rule 501(a) under the 1933 Act.

16.      Miscellaneous.
         -------------

(a)      Issue Date; Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS
         ----------------------------------------------
         WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE 1933 ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE AND CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH URISDICTION. EACH PARTY HEREBY AGREES THAT

         IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 16(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b)      Modification and Waiver. This Warrant and any provisions hereof may be
         -----------------------
         changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c)      Notices. Any notice, request or other document required or permitted to
         -------
         be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Warrant shall be deemed to have been given when received. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 16(c).

(d)      Severability.  Whenever possible, each  provision of this Warrant shall
         ------------
         be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)      No Impairment. The Company will not, by amendment of its Certificate of
         -------------
         Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue the Debentures upon the exercise of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Optional Debenture Warrant to be executed by its duly authorized officer.

Dated: October 1, 2001

                                      CONSTELLATION 3D, INC.



                                      By: /s/ Eugene Levich
                                      Name:
                                      Title: Chief Executive Officer

Agreed and Accepted
this 1/st/ day of October, 2001

HALIFAX FUND, L.P.


By: /s/ Maurice Hryshko
Name:
Title: Counsel

                               NOTICE OF EXERCISE
                               ------------------

To:  CONSTELLATION 3D, INC.

(1) The undersigned hereby elects to purchase a 5% Senior Secured Convertible Debenture due _____________ of Constellation 3D, Inc. in the principal amount of U.S.$_________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price therefore in full.

(2) Please issue the Debenture in the name of the undersigned or in such other name as is specified below:

                        -------------------------------
                                     (Name)

                        -------------------------------

                        -------------------------------
                                    (Address)




                                           -----------------------------------
                                                           (Name)

--------------------                       -----------------------------------
(Date)                                                   (Signature)

                                           -----------------------------------
                                                          (Address)

                                 ASSIGNMENT FORM
                                 ---------------

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

          FOR VALUE RECEIVED, the foregoing Optional Debenture Warrant of Constellation 3D, Inc. and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

__________________________________________________________________.

__________________________________________________________________

                                            Dated: _______________,


                   Holder's Signature:______________________________

                   Holder's Address:  ______________________________

                                      ______________________________


Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Optional Debenture Warrant and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Optional Debenture Warrant.